Exhibit 10.1

SEPARATION AND RELEASE AGREEMENT
This SEPARATION AND RELEASE AGREEMENT (“Separation Agreement”) is made and entered into by and between Keith A. Bush (“Bush”) and Deluxe Corporation (“Deluxe”).
WHEREAS, Bush has been employed by Deluxe, most recently as Deluxe’s Senior Vice President, Chief Financial Officer (“CFO”);
WHEREAS, on the terms set forth herein, Bush will cease to be Deluxe’s CFO;
WHEREAS, Deluxe and Bush would like Bush to provide services to Deluxe for a period of time following the end of Bush’s employment as CFO;
WHEREAS, Bush and Deluxe wish to fully and finally settle all issues, differences, and claims, whether potential or actual, between Bush and Deluxe, including, but not limited to, any claims that might arise out of Bush’s employment with Deluxe or the termination of Bush’s employment with Deluxe;
WHEREAS, based on the foregoing, Deluxe and Bush desire to enter into this Separation Agreement to effect the termination of Bush’s employment with Deluxe on the terms and conditions set forth herein.
NOW, THEREFORE, the parties agree as follows:
1.    Continued Employment and Separation Date. Provided Bush signs and does not revoke or rescind this Separation Agreement, as described in Section 6, the following will occur:
a.    Transition Period. Bush’s employment as CFO will end on a date determined by Deluxe’s President and Chief Executive Officer (“CEO”) (the “Transition Date”). Deluxe will provide Bush with no less than two weeks’ notice of the Transition Date. Thereafter, Bush will be provided the opportunity to provide transition services to Deluxe from the Transition Date through September 7, 2021 or such other date thereafter as is mutually agreed upon by the parties (the “Separation Date”). From the Transition Date through the Separation Date (the “Transition Period”), Bush will be employed by Deluxe in the capacity of Special Advisor to Deluxe’s CEO. During the Transition Period, Bush will not enter into any agreements on behalf of Deluxe. Until the Transition Date and during the Transition Period, Bush’s compensation and benefits will continue as in effect as of March 1, 2021. Through the Transition Date, Bush will, in a manner consistent with Deluxe’s historical practices, continue to act as Deluxe’s CFO. During the Transition Period, Bush will perform such duties as are reasonably assigned by Deluxe’s CEO. For purposes of this

Section 1a., notice will be provided to Bush at Deluxe Corporation, 3680 Victoria Street North, Shoreview, MN 55126; keith.bush@deluxe.com.
b.    Separation Date. Except as provided in this Separation Agreement, all benefits and privileges of Bush’s employment with Deluxe will end as of close of business on the Separation Date.
2.    Consideration by Bush. As consideration for Deluxe’s promises and obligations under this Separation Agreement, Bush agrees to the following:
a.    First Release of Claims. On or within 21 days after March 1, 2021, Bush will sign this Separation Agreement containing the release of claims in Section 4.
b.    Second Release of Claims. On or within 21 days after the end of the Transition Period, as defined in Section 1a above, Bush will sign a second release in the form attached to this Separation Agreement as Exhibit A (the “Second Release”).
3.    Consideration by Deluxe. In addition to the opportunity to provide transition services as described in Section 1, in accordance with the Deluxe Corporation Severance Plan for Certain Executive Level Employees dated July 30, 2019 (the “Executive Severance Plan”),as consideration for Bush’s promises and obligations under this Separation Agreement, and in addition to his rights under the Incentive Award Agreements (as defined below), Deluxe will provide Bush with the following benefits to which Bush is not otherwise entitled, provided Bush signs and does not revoke or rescind this Separation Agreement, as described in Section 6, and does not revoke or rescind the Second Release.
a.    Severance. Deluxe will pay Bush an amount equal to twelve (12) months of his annual base salary as of March 1, 2021, i.e., $510,300, less applicable deductions and withholdings, to be paid in accordance with Deluxe’s regular payroll schedule, beginning on the first regular pay date following the end of the 15-day rescission period of the Second Release.
b.    Outplacement. For executive-level outplacement counseling and support services, Deluxe will also pay Bush an amount equal to $25,000, less applicable deductions and withholdings, after the end of the 15-day rescission period of the First Release.
c.    One-Time Payment. Deluxe will pay Bush a one-time lump sum payment of Twenty Thousand Dollars ($20,000), to be paid within thirty (30) days of the end of the 15-day rescission period of the Second Release.
4.    Release of Claims. As an inducement to Deluxe to enter into this Separation Agreement and in exchange for the consideration provided for in this Separation Agreement, Bush hereby settles any and all claims that he has or may have against Deluxe and its predecessors, successors, assigns, parents, affiliates, subsidiaries and related companies, and its and their respective officers, employees, agents, assigns, insurers, representatives, counsel, administrators, successors, shareholders, directors and/or other representatives (collectively, the “Released Parties”) as a result of Deluxe’s hiring of Bush, Bush’s employment with Deluxe, the cessation of Bush’s employment with Deluxe, or any act, occurrence, or omission occurring prior to the date of this Separation Agreement.
For the consideration expressed herein, Bush, on behalf of himself and his heirs, successors, representatives and assigns, hereby releases and discharges the Released Parties from any and all claims, causes of action, liabilities, damages, and right to relief of any kind that Bush has or ever had against the Released Parties, known or unknown, by reason of any matter or fact giving rise to this Separation Agreement. Bush’s release of claims is intended to extend to and includes, among other things, claims of any kind arising under or based upon the Age Discrimination in Employment Act, as Amended by the Older Worker’s Benefits Protection Act; Title VII of the Civil Rights Act of 1964; the Americans with Disabilities Act; the Family and Medical Leave Act; the Employee Retirement Income Security Act; the Fair Credit Reporting Act; the Individual Retirement Income Security Act of 1974; the Equal Pay Act; the Worker Adjustment and Retraining Notification Act; 42 U.S.C. § 1981, the Sarbanes-Oxley Act, the Dodd–Frank Wall Street Reform and Consumer Protection Act, the Fair Credit Reporting Act, the Vocational Rehabilitation Act, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act, the Lily Ledbetter Fair Pay Act of 2009, the Americans With Disabilities Act, the Rehabilitation Act of 1973, the Genetic Information Nondiscrimination Act, the Immigration Reform and Control Act of 1986, the Civil Rights Act of 1991, the Occupational Safety and Health Act, the Consumer Credit Protection Act, the American Recovery and Reinvestment Act of 2009, the Families First Coronavirus Response Act, the Uniformed Services Employment and Reemployment Rights Act; the Minnesota Human Rights Act, the Minnesota Equal Pay for Equal Work Law, the Minnesota Fair Labor Standards Act, the Minnesota Labor Relations Act, the Minnesota Occupational Safety and Health Act, the Minnesota Criminal Background Check Act, the Minnesota Lawful Consumable Products Law, the Minnesota Smokers’ Rights Law, the Minnesota Parental Leave Act, the Minnesota Adoptive Parent Leave Law, the Minnesota Whistleblower Act, the Minnesota Drug and Alcohol Testing in the Workplace Act, the Minnesota Workers’ Compensation Law (excluding claims for benefits), the Minnesota Consumer Reports Law, the Minnesota Victim of Violent Crime Leave Law, the Minnesota Domestic Abuse Leave Law, the Minnesota Bone Marrow Donation Leave Law, the Minnesota Military and Service Leave Law, the Minnesota Minimum Wage Law, the Minnesota Drug and Alcohol Testing in the Workplace Act, Minnesota Statutes Chapter 181, Minn. Stat. § 176.82, the Minnesota Constitution, and any other federal, state, or local law, rule, or regulation prohibiting employment discrimination or otherwise relating to employment; and any claims based upon any other theory, whether legal or equitable, arising from or related to any matter or fact arising out the events giving rise to this Separation Agreement.
Bush also agrees and understands that he is giving up any and all other claims, whether grounded in contract or tort theories, including, but not limited to: wrongful discharge; breach of contract (including, without limitation, any claims for unpaid compensation); tortious interference with contractual relations; promissory estoppel; detrimental reliance; breach of the implied covenant of good faith and fair dealing; breach of express or implied promise; breach of manuals or other policies; breach of fiduciary duty; assault; battery; fraud; false imprisonment; invasion of privacy; intentional or negligent misrepresentation; defamation, including libel, slander, discharge defamation and self-publication defamation; discharge in violation of public policy; whistleblower; intentional or negligent infliction of emotional distress; and claims for punitive damages or attorneys’ fees or any other theory, whether legal or equitable.

Additionally, nothing in this Separation Agreement purports to release or waive claims that may not be released or waived as a matter of law; claims based on events, occurrences, or omissions that occur after the date of the Separation Agreement; or claims related to any already vested benefits under the terms of any of Deluxe’s benefit plans. Similarly, nothing in this Separation Agreement prevents Bush from challenging the validity of this agreement or from filing any non-legally waivable claim with the Equal Employment Opportunity Commission (“EEOC”), National Labor Relations Board (“NLRB”) or comparable state or local agency or participating in any investigation or proceeding conducted by the EEOC, NLRB, or comparable state or local agency; however, Bush agrees and understands that the Separation Agreement waives all claims and rights to monetary or other recovery for any legal claims to the fullest extent permitted by law.
This Release of Claims does not prohibit Bush from reporting possible violations of federal law or regulation to any governmental agency or entity, including, but not limited to, the Department of Justice, the Securities and Exchange Commission (“SEC”), Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Nothing in this Separation Agreement requires Bush to seek prior authorization of Deluxe to make any such reports or disclosures and Bush does not need and is not required to notify Deluxe that he has made any such reports or disclosures. This Separation Agreement is not intended to and does not restrict Bush from seeking or obtaining an SEC whistleblower award.
Finally, Bush understands that under the U.S. Defend Trade Secrets Act of 2016, he will not be held criminally or civilly liable under any U.S. federal or state trade secret law for the disclosure of a trade secret that is made in confidence to government officials, either directly or indirectly, or to an attorney, in each case solely for the purpose of reporting or investigating a suspected violation of law, or in a complaint or other document filed in a lawsuit or other proceeding, provided such filing is made under seal. Bush hereby represents that he is not aware of any violation of law as outlined in this Section 4.
5.    Consideration Period and Advice to Consult with Counsel. Bush is hereby informed that the terms of this Separation Agreement shall be open for acceptance and execution by Bush for a period of twenty-one (21) days from Bush’s date of receipt, during which time Bush may consult with an attorney and consider whether to accept this Separation Agreement. Changes to this Separation Agreement, whether material or immaterial, will not restart the running of this twenty-one (21) day acceptance period. During this time, Deluxe advises and encourages Bush to consult with an attorney of his choice. To receive the consideration provided for in this Separation Agreement, Bush must return a signed and dated original copy of this

Separation Agreement to: Jeffrey L. Cotter, SVP, CAO and General Counsel, Deluxe Corporation, 3680 Victoria Street North, Shoreview, MN 55126; jeff.cotter@deluxe.com.
6.    Right to Revoke and Rescind. Bush is hereby informed of his right to revoke this Separation Agreement as far as it extends to potential claims under the Age Discrimination in Employment Act (“ADEA”), 29 U.S.C. § 621 et seq., by written notice to Deluxe within seven (7) calendar days following Bush’s execution of this Separation Agreement. Bush is also informed of his right to rescind his release of claims, insofar as it extends to potential claims under the Minnesota Human Rights Act (“MHRA”), by informing Deluxe of Bush’s intent to do so within fifteen (15) calendar days following his signing of this Separation Agreement. Any such revocation or rescission must be made in writing and delivered by hand or by certified mail, return receipt requested, postmarked on or before the last day of the applicable revocation or rescission period to the representative identified in Section 5.
If Bush exercises his right to revoke or rescind his release of claims under the MHRA or ADEA, Deluxe may, at its option, either nullify this Separation Agreement in its entirety, or keep it in effect in all respects other than as to that portion of the release of claims that Bush has revoked or rescinded. Bush agrees and understands that if Deluxe chooses to nullify the Separation Agreement in its entirety, Deluxe will have no obligations under this Separation Agreement or the Executive Severance Plan.
7.    Continuation of Benefits. Beginning on the Separation Date, provided Bush qualifies for COBRA continuation coverage, Bush may elect to continue medical and dental insurance benefits under COBRA at Bush’s own expense by paying the premium for such coverage. If Bush does not elect or is not eligible for COBRA continuation coverage, Bush’s group health plan coverage will cease as of the Separation Date. Except as provided in this Separation Agreement, Bush will cease to be and will cease to be treated as an employee of Deluxe for all purposes under all employee retirement and welfare benefit plans and all other plans, programs, policies, and arrangements maintained for employees of Deluxe as of the Separation Date.
8.    Continuing Restrictions and Obligations. Bush acknowledges and agrees that the post-employment restrictions contained in Non-Competition Agreement, dated April 7, 2017 previously entered into between Bush and Deluxe (the “Non-Competition Agreement”), and in the Confidentiality Agreement entered into by Bush and Deluxe dated March 7, 2017 (the “Confidentiality Agreement”) each attached hereto as Exhibit B (collectively the “Post-Employment Restrictions”), are reasonable and shall remain in full force and effect according to their terms.
9.    Claims Warranties. Bush represents and warrants that he is not aware of any facts that would establish, tend to establish or in any way support an allegation that any of the Released Parties has engaged in conduct that Bush believes could violate (1) any provision of federal law relating to fraud, including, but not limited to, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act and/or any state or local counterpart; (2) any rule or regulation of the SEC; (3) the federal False Claims Act and/or any state or local or municipal qui tam counterpart (which prohibit the presentation by Deluxe or any affiliate of false claims and statements or the creation of false records or statements in order to obtain payment of federal, state, county or municipal funds, or to avoid refunds of such government funds); and (4) any other federal, state or local law.
10.    Representations and Warranties Regarding the FMLA and FLSA. Bush represents and warrants that he is not aware of any facts or circumstances that might justify a claim against the Released Parties for any violation of the Family and Medical Leave Act (“FMLA”) or the Fair Labor Standards Act (“FLSA”) or comparable state statutes. Bush further represents and warrants that he has received any and all wages and/or commissions for work performed and any and all FMLA leave to which Bush may have been entitled.
11.    Non-Disparagement. Except in the context of a proceeding with the EEOC, NLRB, SEC, or other comparable state or local government agency; in compelled sworn testimony; or as otherwise may be required by law, Bush agrees that he will not disparage or defame the Released Parties of any of the Released Parties’ current or former employees, directors, officers, agents, or contractors, or Deluxe’s management or services. Likewise, on behalf of itself and its officers and directors, Deluxe agrees that it will not disparage or defame Bush, subject to an exception for communications with any federal, state or local government or administrative agency; in connection with communications undertaken for a legitimate legal reason; or otherwise as required by law.
12.    Cooperation. Bush agrees to reasonably cooperate with Deluxe with respect to any claims or lawsuits brought or threatened to be brought against the Released Parties, which relate to or involve Bush’s employment with Deluxe or any transactions, decisions, or actions of Deluxe in which Bush was involved or had knowledge of while a Deluxe employee (the “Covered Subjects”). As part of Bush’s agreement to reasonably cooperate, Bush agrees to be available upon reasonable notice at mutually-agreeable times to discuss with Deluxe and its counsel issues related to litigation or potential litigation exposure with respect to the Covered Subjects. Bush also agrees to appear without subpoena for deposition or testimony at the request of Deluxe in connection with claims or lawsuits relating to Covered Subjects. Deluxe will reimburse Bush for all reasonable and customary expenses he incurs while cooperating with Deluxe pursuant to this Section 13, in accordance with Deluxe’s regular expense reimbursement practices, and Deluxe will provide reasonable compensation to Bush for his time required in providing such cooperation, the same to be agreed upon by the parties.
13.    Return of Information and Property. Bush affirms that he will return all originals and all copies of Deluxe’s records, correspondence and documents, and all other property and assets of Deluxe, created or obtained by Bush as a result of or in the course of or in connection with his employment with Deluxe which are in his possession or control, whether confidential or not, including, but not limited to, any notes, diaries, computer files or other documents containing information regarding Bush’s experiences or knowledge of Deluxe business or employee matters, prior to the end of the Transition Period.
14.    Passwords and Password-Protected Documents. Bush agrees that, prior to the end of the Transition Period, he will deliver to Deluxe all passwords in use by Bush at the time of his termination, a list of any documents that Bush has created or of which Bush is otherwise aware are password-protected, and the password(s) necessary to access such password-protected documents.
15.    Non-Assignability. Bush understands and agrees that this Separation Agreement is personal to him. The duties, rights, and obligations set forth herein may not be delegated or assigned by Bush to any other person without prior written consent of Deluxe. Deluxe’s rights and obligations hereunder may be assigned to any successor following a sale of Deluxe or of Deluxe’s assets, or any other transaction involving a change in control.
16.    Governing Law; Severability. This Separation Agreement shall be governed by the laws of the State of Minnesota without regard to the choice of law provisions of any jurisdiction. If any part of this Separation Agreement is construed to be invalid and/or unenforceable, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Separation Agreement shall remain in full force and effect. The language of all parts of this Separation Agreement shall be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.
17.    Choice of Venue. The parties agree that any and all legal actions or proceedings brought to interpret or enforce this Separation Agreement or in any other way arising out of or in relation to this Separation Agreement shall be brought exclusively in the state or federal courts of the State of Minnesota and hereby consent to the jurisdiction of such courts for any such action and further waive any objection to the convenience of the forum or venue.
18.    Entire Agreement. This Separation Agreement, the documents referenced herein or attached hereto, and the award and similar agreements entered into between Bush and Deluxe with respect to various equity, bonus, retention and similar compensation (collectively, “Incentive Award Agreements”) contain the entire agreement between Bush and Deluxe with respect to Bush’s employment and separation from employment and there are no promises or understandings outside of this Separation Agreement, the documents referenced herein or attached hereto, and the Incentive Award Agreements, with respect to Bush’s employment or separation from employment with Deluxe. The Incentive Award Agreements will function in accordance with their respective terms, notwithstanding the entry by the parties into this Separation Agreement. Any modification of or addition to this Separation Agreement must be in a writing signed by Bush and an appropriate representative of Deluxe.
19.    Waiver. The waiver by either party of a breach by the other party of any provision of this Separation Agreement shall not operate or be construed as a waiver of any subsequent breach.
20.    Section 409A Compliance. The right to a series of payments under this Separation Agreement will be treated as a right to a series of separate payments. Each payment under this Separation Agreement that is made within 2-1/2 months following the end of the year that contains the end of the Transition Period is intended to be exempt from Section 409A of the Internal Revenue Code (“Section 409A”) as a short-term deferral within the meaning of the final regulations under Section 409A. Each payment under this Separation Agreement that is made later than 2-1/2 months following the end of the year that contains the end of the Transition

Period is intended to be exempt from Section 409A under the two-times exception of Treasury Reg. § 1.409A-1(b)(9)(iii), up to the limitation on the availability of that exception specified in the regulation. If the timing of any payment subject to Section 409A could occur in one or more tax years depending on Bush’s employment-related actions, such as the signing of a release, then such payment will be made as soon as possible in the later tax year.
21.    Enforcement. The remedies below are in addition to any other rights and remedies that Deluxe may have at law or in equity.
a.    Injunctive Relief and Other Damages. Bush acknowledges and agrees that the Post-Employment Restrictions are reasonable and necessary in order to protect and maintain the legitimate business interests of Deluxe, and that their enforcement would not prevent him from earning a livelihood. Bush recognizes that his of breach of Sections 12, 13 or 14 of this Separation Agreement or the Post-Employment Restrictions, would result in irreparable injury to Deluxe, that in the event of their breach, Deluxe’s remedy at law for damages will be inadequate, and that Deluxe shall be entitled to seek an injunction to restrain the continuing breach by Bush, Bush’s partners, agents, servants, or employees, or any other persons or entities acting for or with Bush as provided by law and/or equity. Deluxe may further be entitled to damages in connection with the enforcement of this Separation Agreement as provided by law and/or equity and including the recovery of any profits and revenues obtained by Bush while engaging in violations of the Post-Employment Restrictions or Sections 12, 13 or 14 of this Separation Agreement. Bush agrees that if he violates the Post-Employment Restrictions or the terms of this Separation Agreement, he will reimburse the Released Parties for any attorneys’ fees, costs, or other damages arising from his breach, other than Bush challenging his waiver of claims under the Age Discrimination in Employment Act.
22.    Counterparts and Electronic Signatures. This Separation Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, and the counterparts together shall constitute one and the same agreement. A copied, scanned, or faxed signature shall be treated the same as an original.
23.    Bush Representation. BUSH AFFIRMS THAT HE HAS READ THIS SEPARATION AGREEMENT. BUSH ACKNOWLEDGES THAT HE WAS PROVIDED WITH A REASONABLE AND SUFFICIENT PERIOD OF TIME TO CONSIDER WHETHER TO ACCEPT THIS SEPARATION AGREEMENT PRIOR TO SIGNING IT. BUSH AGREES THAT THE PROVISIONS OF THIS SEPARATION AGREEMENT ARE UNDERSTANDABLE TO HIM, THAT HE HAS ENTERED INTO THIS SEPARATION AGREEMENT FREELY AND VOLUNTARILY, AND THAT HE HEREBY WAS ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS SEPARATION AGREEMENT.

IN WITNESS WHEREOF, the parties have executed this Separation Agreement by their signatures below.
Do not sign before the Separation Date.

Dated:  March 17, 2021

/s/ Keith A Bush
Keith A. Bush

Dated: March 18, 2021
Deluxe Corporation
By /s/ Jeffrey L. Cotter
Its CAO, GC

EXHIBIT A
SECOND RELEASE OF CLAIMS
WHEREAS, on ______, 2021 Keith A. Bush (“Bush”) and Deluxe Corporation (“Deluxe”) entered into a Separation and Release Agreement to effect the termination of Bush’s employment with Deluxe (the “Separation Agreement”);
WHEREAS, as consideration for Deluxe’s promises and obligations under the Separation Agreement, Bush agreed to sign a second release of claims on or after he finishes providing transitional services to Deluxe pursuant to the Separation Agreement (the “Second Release”);
NOW, THEREFORE, Bush agrees as follows:
1.    Release of Claims. As an inducement to Deluxe to enter into the Separation Agreement, and in exchange for the consideration provided for in the Separation Agreement, Bush hereby settles any and all claims that he has or may have against Deluxe and its predecessors, successors, assigns, parents, affiliates, subsidiaries and related companies, and its and their officers, employees, agents, assigns, insurers, representatives, counsel, administrators, successors, shareholders, directors and/or other representatives (collectively, the “Released Parties”) as a result of Deluxe’s hiring of Bush, Bush’s employment with Deluxe, the cessation of Bush’s employment with Deluxe, or any act, occurrence, or omission occurring prior to the date of this Second Release.
For the consideration expressed in the Separation Agreement, Bush, on behalf of himself and his heirs, successors, representatives and assigns, hereby releases and discharges the Released Parties from any and all claims, causes of action, liabilities, damages, and right to relief of any kind that Bush has or ever had against the Released Parties, known or unknown, by reason of any matter or fact giving rise to this Second Release. Bush’s release of claims is intended to extend to and includes, among other things, claims of any kind arising under or based upon the Age Discrimination in Employment Act, as Amended by the Older Worker’s Benefits Protection Act; Title VII of the Civil Rights Act of 1964; the Americans with Disabilities Act; the Family and Medical Leave Act; the Employee Retirement Income Security Act; the Fair Credit Reporting Act; the Individual Retirement Income Security Act of 1974; the Equal Pay Act; the Worker Adjustment and Retraining Notification Act; 42 U.S.C. § 1981, the Sarbanes-Oxley Act, the Dodd–Frank Wall Street Reform and Consumer Protection Act, the Fair Credit Reporting Act, the Vocational Rehabilitation Act, the Family and Medical Leave Act, the Worker Adjustment and Retraining Notification Act, the Lily Ledbetter Fair Pay Act of 2009, the Americans With Disabilities Act, the Rehabilitation Act of 1973, the Genetic Information Nondiscrimination Act, the Immigration Reform and Control Act of 1986, the Civil Rights Act of 1991, the Occupational Safety and Health Act, the Consumer Credit Protection Act, the American Recovery and Reinvestment Act of 2009, the Families First Coronavirus Response Act, the Uniformed Services Employment and Reemployment Rights Act; the Minnesota Human Rights Act, the Minnesota Equal Pay for Equal Work Law, the Minnesota Fair Labor Standards Act, the Minnesota Labor Relations Act, the Minnesota Occupational Safety and Health Act, the Minnesota Criminal Background Check Act, the Minnesota Lawful Consumable Products Law,

the Minnesota Smokers’ Rights Law, the Minnesota Parental Leave Act, the Minnesota Adoptive Parent Leave Law, the Minnesota Whistleblower Act, the Minnesota Drug and Alcohol Testing in the Workplace Act, the Minnesota Workers’ Compensation Law (excluding claims for benefits), the Minnesota Consumer Reports Law, the Minnesota Victim of Violent Crime Leave Law, the Minnesota Domestic Abuse Leave Law, the Minnesota Bone Marrow Donation Leave Law, the Minnesota Military and Service Leave Law, the Minnesota Minimum Wage Law, the Minnesota Drug and Alcohol Testing in the Workplace Act, Minnesota Statutes Chapter 181, Minn. Stat. § 176.82, the Minnesota Constitution, and any other federal, state, or local law, rule, or regulation prohibiting employment discrimination or otherwise relating to employment; and any claims based upon any other theory, whether legal or equitable, arising from or related to any matter or fact arising out the events giving rise to this Second Release.
Bush also agrees and understands that he is giving up any and all other claims, whether grounded in contract or tort theories, including, but not limited to: wrongful discharge; breach of contract (including, without limitation, any claims for unpaid compensation); tortious interference with contractual relations; promissory estoppel; detrimental reliance; breach of the implied covenant of good faith and fair dealing; breach of express or implied promise; breach of manuals or other policies; breach of fiduciary duty; assault; battery; fraud; false imprisonment; invasion of privacy; intentional or negligent misrepresentation; defamation, including libel, slander, discharge defamation and self-publication defamation; discharge in violation of public policy; whistleblower; intentional or negligent infliction of emotional distress; and claims for punitive damages or attorneys’ fees or any other theory, whether legal or equitable.

Additionally, nothing in this Second Release purports to release or waive claims that may not be released or waived as a matter of law; claims based on events, occurrences, or omissions that occur after the date of the Second Release; or claims related to any already vested benefits under the terms of any of Deluxe’s benefit plans. Similarly, nothing in this Second Release prevents Bush from challenging the validity of this agreement or from filing any non-legally waivable claim with the Equal Employment Opportunity Commission (“EEOC”), National Labor Relations Board (“NLRB”) or comparable state or local agency or participating in any investigation or proceeding conducted by the EEOC, NLRB, or comparable state or local agency; however, Bush agrees and understands that the Second Release waives all claims and rights to monetary or other recovery for any legal claims to the fullest extent permitted by law.
This Second Release does not prohibit Bush from reporting possible violations of federal law or regulation to any governmental agency or entity, including, but not limited to, the Department of Justice, the Securities and Exchange Commission (“SEC”), the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Nothing in this Second Release requires Bush to seek prior authorization of Deluxe to make any such reports or disclosures and Bush does not need and is not required to notify Deluxe that he has made any such reports or disclosures. This Second Release is not intended to and does not restrict Bush from seeking or obtaining an SEC whistleblower award.

Finally, Bush understands that under the U.S. Defend Trade Secrets Act of 2016, he will not be held criminally or civilly liable under any U.S. federal or state trade secret law for the disclosure of a trade secret that is made in confidence to government officials, either directly or indirectly, or to an attorney, in each case solely for the purpose of reporting or investigating a suspected violation of law, or in a complaint or other document filed in a lawsuit or other proceeding, provided such filing is made under seal. Bush hereby represents that he is not aware of any violation of law as outlined in this Section.
2.    Consideration Period and Advice to Consult with Counsel. Bush is hereby informed that he has a period of twenty-one (21) days from Bush’s date of receipt to sign this Second Release, during which time Bush may consult with an attorney and consider whether to sign Second Release. Changes to this Second Release, whether material or immaterial, will not restart the running of this twenty-one (21) day acceptance period. During this time, Deluxe advises and encourages Bush to consult with an attorney of his choice. To receive the consideration provided for in the Separation Agreement, Bush must return a signed and dated original copy of this Second Release to: Jeffrey L. Cotter, Chief Administrative Officer, General Counsel and Senior Vice President, Deluxe Corporation, 3680 Victoria Street North, Shoreview, MN 55126.
3.    Right to Revoke and Rescind. Bush is hereby informed of his right to revoke this Second Release as far as it extends to potential claims under the Age Discrimination in Employment Act (“ADEA”), 29 U.S.C. §§ 621 et seq., by written notice to Deluxe within seven (7) calendar days following Bush’s execution of this Second Release. Bush is also informed of his right to rescind his release of claims, insofar as it extends to potential claims under the Minnesota Human Rights Act (“MHRA”), by informing Deluxe of Bush’s intent to do so within fifteen (15) calendar days following his signing of this Second Release. Any such revocation or rescission must be made in writing and delivered by hand or by certified mail, return receipt requested, postmarked on or before the last day of the applicable revocation or rescission period to the representative identified in Section 2.
If Bush exercises his right to revoke or rescind his release of claims under the MHRA or ADEA, Deluxe may, at its option, either nullify the Separation Agreement in its entirety, or keep it in effect in all respects other than as to that portion of the release of claims that Bush has revoked or rescinded. Bush agrees and understands that if Deluxe chooses to nullify the Separation Agreement in its entirety, Deluxe will have no obligations under the Separation Agreement or the Deluxe Corporation Severance Plan for Certain Executive Level Employees dated July 30, 2019.
[Signature page to follow.]

4.    Bush Representation. BUSH AFFIRMS THAT HE HAS READ THIS SECOND RELEASE. BUSH ACKNOWLEDGES THAT HE WAS PROVIDED WITH A REASONABLE AND SUFFICIENT PERIOD OF TIME TO CONSIDER WHETHER TO SIGN THIS SECOND RELEASE PRIOR TO SIGNING IT. BUSH AGREES THAT THE PROVISIONS OF THIS SECOND RELEASE ARE UNDERSTANDABLE TO HIM, THAT HE HAS ENTERED INTO THIS SECOND RELEASE FREELY AND VOLUNTARILY, AND THAT HE HEREBY WAS ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS SECOND RELEASE.

Do not sign before Separation Date.

Dated: _________
_________________________________
Keith A. Bush